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                                                                    Exhibit 10.8

                              MANAGEMENT AGREEMENT

      This Management Agreement (the "AGREEMENT") is entered into as of February 10, 2005, by and among Onex Partners Manager LP, a Delaware limited partnership (the "CONSULTANT"), AMR HoldCo, Inc., a Delaware corporation ("AMR"), and EmCare HoldCo, Inc., a Delaware corporation ("EMCARE" and, together with AMR, the "COMPANIES"). The Consultant and the Companies are referred to jointly as the "PARTIES".

      The Companies, Emergency Medical Services L.P., a Delaware limited partnership and the parent of the Companies ("HOLDINGS"), and their direct or indirect subsidiaries which receive the services performed by the Consultant are referred to collectively as the "CLIENTS".

                                    RECITALS

      A. The Consultant is skilled in corporate finance, strategic corporate planning and other management services.

      B. Pursuant to that certain (i) Stock Purchase Agreement, dated December 6, 2004 (the "EMCARE STOCK PURCHASE AGREEMENT"), by and among Laidlaw International, Inc., Laidlaw Medical Holdings, Inc. and Emergency Medical Services Corporation (f/k/a EMSC, Inc.) and (ii) Stock Purchase Agreement, dated December 6, 2004 (the "AMR STOCK PURCHASE AGREEMENT" and, together with the EmCare Stock Purchase Agreement, the "PURCHASE AGREEMENTS"), by and among Laidlaw International, Inc., Laidlaw Medical Holdings, Inc. and Emergency Medical Services Corporation, AMR HoldCo, Inc. and EmCare HoldCo, Inc. acquired, on the date hereof, all of the issued and outstanding capital stock of American Medical Response, Inc. and EmCare Holdings Inc., respectively (the "ACQUISITIONS").

      C. Prior to the date hereof, the Consultant rendered substantial and valuable services to the Clients in connection with the negotiation and execution of the Purchase Agreements and raising of debt financing for the Acquisitions.

      D. The Clients will continue to require the Consultant's skills and management advisory services in connection with their general business operations after the date hereof.

      E. The Consultant is willing to make such skills available and to provide such services to the Clients on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, the Parties, intending to be legally bound, do hereby agree as follows:

      1. Engagement. The Companies hereby engage the Consultant for the Term (as hereinafter defined) to provide consulting and management advisory services to the Clients as the Consultant and the Clients shall mutually agree from time to time. These services will be in the field of financial and strategic corporate planning and such other management areas as the Consultant and the Clients shall mutually agree. In consideration of the compensation to the Consultant herein specified, the Consultant accepts such engagement and agrees to perform the services specified herein.

      2. Term. The engagement shall be for a term commencing on the date hereof and expiring on the fifth anniversary of the date hereof (the "INITIAL TERM"). Upon expiration of the Initial Term, this Agreement shall automatically extend for successive periods of one year each

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unless the Consultant or the Companies gives notice to the other at least 90 days prior to the end of the Initial Term (or any annual extension thereof) indicating that it does not intend to extend the term of this Agreement. The Initial Term, together with all such annual extensions of the Initial Term, is referred to herein as the "TERM."

      3. Services to be Performed. The Consultant shall devote reasonable time and efforts to the performance of the consulting and management advisory services contemplated by this Agreement. However, no precise number of hours is to be devoted by the Consultant on a weekly or monthly basis. The Consultant may perform services under this Agreement directly, through its employees or agents, or with such outside consultants as the Consultant may engage for such purpose. Each Client acknowledges that such services to them will not be exclusive, and that the Consultant and its affiliates will render similar services to other persons.

      4. Confidentiality. The Consultant shall hold in confidence all proprietary and confidential information of the Clients which may come into the Consultant's possession or knowledge as a result of its performance of services hereunder, exercising a degree of care in maintaining such confidence as is used by the Consultant to protect its own proprietary or confidential information that it does not wish to disclose. The Consultant shall use all reasonable efforts to ensure that its employees, agents and outside consultants similarly maintain the confidentiality of such proprietary and confidential information of the Clients.

      5. Compensation; Expense Reimbursement.

            5.1 Management Fee. In consideration of the management advisory services hereunder, the Consultant shall be paid a fee (the "MANAGEMENT FEE") equal to $1,000,000 annually; provided that the Companies may increase the amount of the annual fee, and may pay special advisory fees and investment banking fees to Consultant as it deems appropriate, provided, that in no event shall the aggregate Management Fee paid pursuant to this Agreement exceed $2,000,000 in any fiscal year (the "MAXIMUM FEE"). Any increase in the Management Fee shall be authorized by a majority of the members of each Company's board of directors who are not affiliates of Consultant; for this purpose, executive officers of the Clients who are not otherwise affiliates of Onex Corporation shall not be deemed to be an affiliate of the Consultant. The Management Fee shall be payable as agreed from time to time by the Consultant and the Companies, but not less frequently than in quarterly installments of the annual fee. In the event the Companies are unable to pay the Management Fee due to restrictions contained in their revolving credit or term bank agreements, the Management Fee shall not be paid, but shall accrue until such payment is no longer restricted, at which time the accrued but unpaid Management Fee shall be paid to the Consultant, together with interest at the Companies' borrowing rate if permitted by its credit agreements. The Clients shall allocate the Management Fee among themselves according to the services received.

            5.2 Additional Fees. If the Consultant is requested by the Companies to perform services relating to activities outside the ordinary course of the Clients' business, compensation for such services shall be mutually agreed to by the Companies and the Consultant and require the approval of a majority of the members of the Companies' board of directors who are not affiliates of the Consultant.

            5.3 Expenses. The Clients shall reimburse the Consultant for all reasonable out-of-pocket expenses incurred in connection with the services provided by the Consultant under this Agreement, including, without limitation, reasonable costs in connection with agents or outside consultants described in
Section 3 and reasonable travel, lodging and similar out-of-

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pocket costs incurred by the Consultant in connection with or on account of its performance of services for the Clients under this Agreement. Reimbursement shall be made upon presentation to the Clients by the Consultant of reasonably itemized documentation therefor.

      6. Indemnification. In addition to their agreements and obligations under this Agreement, the Clients agree, jointly and severally, to indemnify and hold harmless the Consultant and its affiliates, including its officers, directors, stockholders, partners, members, employees and agents (collectively, the "INDEMNITEES"), from and against any and all claims, liabilities, losses and damages or actions, suits or proceedings in respect thereof (collectively, the "OBLIGATIONS"), as and when incurred by the Indemnitees, in any way related to or arising out of the performance by the Consultant of services under this Agreement, and to reimburse the Indemnitees for reasonable out-of-pocket legal and other expenses ("EXPENSES") as and when incurred by any of them in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with the Consultant's performance under this Agreement (whether or not such Indemnitee is a named party in such proceeding); provided, that the Clients shall not be responsible under this Section 6 for any Obligations or Expenses incurred by an Indemnitee to the extent that it is finally judicially determined (in an action in which such Indemnitee is a party) that the Obligations resulted primarily from such Indemnitee's gross negligence or willful misconduct. Without limiting the foregoing, in no event shall any Indemnitee have any liability, including, without limitation, liability for any Obligations or Expenses in contract, tort or otherwise, to the Clients in connection with this Agreement, the Consultant's engagement under this Agreement, or the matters contemplated by this Agreement except to the extent that any such liability is finally judicially determined (in an action in which such Indemnitee is a party) to have resulted primarily from such person's gross negligence or willful misconduct; nor shall any Indemnitee have liability for lost profits or other consequential, incidental, indirect, special or punitive damages or for any amount in excess of the fees collected by it under this Agreement.

      7. Third-Party Beneficiaries. All Indemnitees not signatory to this Agreement are intended third-party beneficiaries of Section 6 of this Agreement.

      8. Notice. Any notice or other communication required or permitted to be given or made under this Agreement by one Party to the other shall be deemed to have been duly given or made when delivered, if personally delivered, when transmitted, if sent by confirmed facsimile transmission, or when actually received, if sent by mail, to the Party at the following addresses (or at such other address as shall be given in writing by one Party to the other):

            (i)   If to the Consultant, addressed to it at:

                         Onex Partners Manager LP
                         712 Fifth Avenue
                         New York, New York  10019
                         Attention: Mr. Robert M. Le Blanc and
                                    Ms. Susan Soenderop
                         Facsimile No.: (212) 582-0909

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                  with a copy (which shall not constitute notice) to:

                         Kaye Scholer LLP
                         425 Park Avenue
                         New York, New York 10022
                         Attention: Joel I. Greenberg
                                    Lynn Toby Fisher
                         Facsimile No.: (212) 836-8689

            (ii)  If to the Companies, addressed to the Companies at:

                         Emergency Medical Services L.P.
                         6200 S. Syracuse Way
                         Suite 200
                         Greenwood Village, Colorado 80111
                         Attention: Chief Executive Officer
                         Facsimile No.: (303) 495-1200

      9. Modifications. This Agreement constitutes the entire agreement among the Parties with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the Parties.

      10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but may not be assigned by any Party without the prior written consent of the other Parties hereto, except that the Consultant may assign its rights and obligations hereunder to one or more of its affiliates without the Companies' prior written consent.

      11. Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision and shall not affect the validity of any other provision.

      12. Governing Law; Jurisdiction; Service of Process. This Agreement shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any Party in the courts of the State of New York, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each Party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world, whether within or without the State of New York.

      13. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

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      14. Counterparts. This Agreement may be executed in several counterparts each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                            [Signature page follows]

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      IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

ONEX PARTNERS MANAGER LP

By:     Onex Partners Manager GP Inc., its General Partner

        By:      /s/ Robert M. Le Blanc
            -------------------------------------
            Name: Robert M. Le Blanc
            Title: Managing Director

        By:     /s/ Eric J. Rosen
            -------------------------------------
            Name: Eric J. Rosen
            Title: Managing Director

AMR HOLDCO, INC.

By:        /s/ William A. Sanger
    ---------------------------------------------
    Name: William A. Sanger
    Title: Chief Executive Officer

EMCARE HOLDCO, INC.

By:        /s/ William A. Sanger
    ---------------------------------------------
    Name: William A. Sanger
    Title: Chief Executive Officer

                    [Signature Page to Management Agreement]